Exhibit 10.60

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (herein called this “Second Amendment”) made as of January [            ], 2010, to be effective for all purposes as of December 30, 2009 by and between U.S. HOME SYSTEMS, INC., a Delaware corporation (“Borrower”), and THE FROST NATIONAL BANK, a national banking association (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender have entered into that certain Second Amended and Restated Loan Agreement dated as of December 19, 2008 (as from time to time amended, modified or restated, the “Original Agreement”) for the purposes and consideration therein expressed, pursuant to which Lender became obligated to make loans to Borrower as therein provided; and

WHEREAS, Borrower and Lender desire to amend the Original Agreement for the purposes expressed herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lender to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

§ 1.1 Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

§ 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Second Amendment shall have the meanings assigned to them in this § 1.2.

“Loan Agreement” means the Original Agreement as amended hereby.

“Second Amendment” means this Second Amendment to Second Amended and Restated Loan Agreement.

“Second Amendment Documents” means the Arbitration and Notice of Final Agreement executed by Borrower and Guarantor, a Revolving Promissory Note of even date herewith in the stated principal amount of $2,000,000, and all other documents, instruments and agreements executed in connection herewith.

ARTICLE II.

AMENDMENTS TO ORIGINAL AGREEMENT

§ 2.1. Borrowing Base Line of Credit. Section 1(a) of the Original Agreement is hereby amended in its entirety to read as follows:

(a) Borrowing Base Line of Credit. Subject to the terms and conditions set forth herein, Lender agrees to lend to Borrower, on a revolving basis from time to time during the period commencing on the date hereof and continuing through the maturity date of the promissory note evidencing this Credit Facility from time to time, such amounts as Borrower may request hereunder; provided, however, the total principal amount outstanding at any time shall not exceed the lesser of (i) an amount equal to the Borrowing Base (as defined below), or (ii) $2,000,000 (the “Borrowing Base Line of Credit”). If at any time the aggregate principal amount outstanding under the Borrowing Base Line of Credit shall exceed an amount equal to the Borrowing Base, Borrower agrees to immediately repay to Lender such excess amount, plus all accrued but unpaid interest thereon. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. All advances under the Borrowing Base Line of Credit shall be used for working capital and other general business purposes of Borrower and its operating subsidiaries.

§ 2.2. Defined Terms. Section 2(f) of the Original Agreement is hereby amended in its entirety to read as follows:

(f) “Loans” means all advances under the Credit Facilities and the term loan heretofore made pursuant to that certain Term Note dated effective as of February 10, 2006, in the original stated principal amount of $1,200,000 (together with any renewals, extensions and increases thereof, the “Term Note”).

§ 2.3. Financial Covenants. Section 11 of the Original Agreement is hereby amended in its entirety to read as follows:

11. Financial Covenants. Until (i) the Note and all other obligations and liabilities of Borrower under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Lender has no further commitment to lend hereunder, beginning with Borrower’s last fiscal quarter of 2009, Borrower will maintain the following financial covenants:

(a) Tangible Net Worth. Borrower will maintain, at all times, its Tangible Net Worth at not less than $13,500,000.

(b) Debt to Adjusted Tangible Net Worth Ratio. Borrower will maintain, at the end of each fiscal quarter, a ratio of (a) total liabilities minus Subordinated Debt to (b) Tangible Net Worth of not greater than 1.25 to 1.0.

(c) Intentionally Omitted.

(d) Quick Ratio. Borrower will maintain, a ratio of (a) Borrower’s unencumbered cash, cash equivalents, marketable securities and accounts receivable net of reserves, to (b) current liabilities of not less than 1.0 to 1.0. For purposes of this ratio, current maturities of the Term Note shall be excluded from current liabilities.

As used herein, the term “Tangible Net Worth” means, as of any date, the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of Borrower and its subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of Borrower and its subsidiaries, minus all intangible assets, plus Subordinated Debt. As used herein, the term “Subordinated Debt” means any indebtedness owing by Borrower or the Guarantor which has been subordinated by written agreement to all indebtedness now or hereafter owing by Borrower or the Guarantor to Lender, such agreement to be in form and substance acceptable to Lender. Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to generally accepted accounting principles, consistently applied.

§ 2.4. Representations and Warranties. Section 7(e) of the Original Agreement is hereby amended in its entirety to read as follows:

(e) Litigation. Except as set forth in Schedule 7(e) attached hereto, there are no actions, suits or proceedings, pending or, to the knowledge of Borrower or the Guarantor, threatened against or affecting Borrower or the Guarantor or the properties of Borrower or the Guarantor, before any court or governmental department, commission or board, which, if determined adversely to Borrower or Guarantor, could reasonably be expected to result in either a money judgment of $50,000 per action, suit or proceeding or an aggregate amount of $100,000 for all such actions, suits and proceedings.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

§ 3.1. Effective Date. This Second Amendment shall become effective as of the date first written above, when and only when Lender shall have received, at Lender’s office, in form and substance satisfactory to Lender, this Second Amendment duly executed and delivered by Borrower, the attached Consent and Agreement duly executed and delivered by Guarantor, and the Second Amendment Documents.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

§ 4.1. Representations and Warranties of Borrower. In order to induce Lender to enter into this Second Amendment, Borrower represents and warrants to Lender that:

(a) The representations and warranties contained in Section 7 of the Original Agreement, as amended by this Second Amendment, are true and correct at and as of the time of the effectiveness hereof.

(b) Borrower is duly authorized to execute and deliver this Second Amendment and is and will continue to be duly authorized to borrow and to perform its obligations under the Loan Agreement. Borrower has duly taken all action necessary to authorize the execution and delivery of this Second Amendment and to authorize the performance of the obligations of Borrower hereunder.

(c) The execution and delivery by Borrower of this Second Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the organizational documents of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Second Amendment or to consummate the transactions contemplated hereby.

(d) When duly executed and delivered, each of this Second Amendment and the Loan Agreement will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors’ rights generally and by principles of equity applying to creditors’ rights generally.

ARTICLE V.

MISCELLANEOUS

§ 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lender under the Loan Agreement, the Note, or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement, the Note or any other Loan Document.

§ 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Second Amendment and the performance hereof, including without limitation the making or granting of the Loan and shall further survive until the Loan is paid in full.

§ 5.3. Loan Documents. This Second Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.

§ 5.4. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

§ 5.5. Counterparts. This Second Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

THIS SECOND AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, this Second Amendment is executed as of the date first written above.

U.S. HOME SYSTEMS, INC.

By:	/s/ Robert A. DeFronzo
Name: Robert A. DeFronzo Title: Secretary – Treasurer, Chief Financial Officer

THE FROST NATIONAL BANK

By:	/s/ Grant Simmons
Name: Grant Simmons Title: Assistant Vice President

Second Amendment

CONSENT AND AGREEMENT

The undersigned hereby consents to the provisions of this Second Amendment and the transactions contemplated herein, and hereby ratifies and confirms the Second Amended and Restated Guaranty Agreement dated as of December 19, 2008, made by it for the benefit of Lender, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

U.S. REMODELERS, INC.

By:	/s/ Robert A. DeFronzo
Name: Robert A. DeFronzo Title: Secretary – Treasurer, Chief Financial Officer

SCHEDULE 7(e)

LITIGATION

1. Kenneth John Lodge and Judson Lertzman v. U.S. Remodelers, Inc., U.S. Home Systems, Et al.; U.S. District Court for the Central District of California Western Division; Case No: CV07-05409 CAS (AJWx)

2. Matthew Ozga v. U.S. Remodelers, U.S. Remodelers, Inc. dba U.S. Home Services; Superior Court of California, County of Alameda, CA; Case No: RG09436268

3. Anthony Zascone v. U.S. Remodelers, Inc. and U.S. Home Systems, Inc.; U.S. District Court for the District of New Jersey; Case No: 09-5950 (JHR) (kw)